Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
ir@inlandrealestate.com	tramel@inlandgroup.com

INLAND REAL ESTATE CORPORATION

ANNOUNCES TAX ALLOCATION OF 2009 CASH DISTRIBUTIONS

OAK BROOK, Ill. (January 26, 2010) – Inland Real Estate Corporation (NYSE: IRC) today announced the tax allocation of the cash distributions paid during 2009 on its common shares.

Each stockholder of record receiving cash distributions in 2009 will receive a Form 1099-DIV summarizing the allocation of his or her cash distributions. Thus, the tax allocation provided in this press release is provided for informational purposes only.  Stockholders are advised to consult with their tax advisors about the specific tax treatment of cash distributions paid by Inland Real Estate Corporation in 2009.

Inland Real Estate Corporation currently pays a cash distribution of $0.0475 per share to stockholders on a monthly basis. The January distribution declared on December 17, 2009, with a record date of December 31, 2009 and payment date of January 19, 2010, is reportable for tax purposes in 2010 and is not reflected in the 2009 tax allocation. The following table, presented on a per share basis, summarizes the tax allocation determined by Inland Real Estate Corporation.

Common Shares (NYSE: IRC)

CUSIP: 457461200

Record Date	Payment Date	Distribution Per Share	Ordinary Dividends	Qualified Dividends (1)	Total Capital Gain	Nondividend Distributions
12/31/08	01/20/09	$0.081670	$0.077783	0.002448	$0	$0.003887
02/02/09	02/17/09	$0.081670	$0.077783	0.002448	$0	$0.003887
03/02/09	03/17/09	$0.081670	$0.077783	0.002448	$0	$0.003887
03/31/09	04/17/09	$0.081670	$0.077783	0.002448	$0	$0.003887
04/30/09	05/18/09	$0.081670	$0.077783	0.002448	$0	$0.003887
06/01/09	06/17/09	$0.047500	$0.045239	0.001424	$0	$0.002261
06/30/09	07/17/09	$0.047500	$0.045239	0.001424	$0	$0.002261
07/31/09	08/17/09	$0.047500	$0.045239	0.001424	$0	$0.002261
08/31/09	09/17/09	$0.047500	$0.045239	0.001424	$0	$0.002261
09/30/09	10/19/09	$0.047500	$0.045239	0.001424	$0	$0.002261
11/02/09	11/17/09	$0.047500	$0.045239	0.001424	$0	$0.002261
11/30/09	12/17/09	$0.047500	$0.045239	0.001424	$0	$0.002261
TOTAL		$0.740850	$0.705586	0.022207	$0	$0.035264

(1)

Represents additional characterization of amounts included in “Ordinary Dividends.”

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in over 139 open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet. Additional information on Inland Real Estate Corporation is available at http://www.inlandrealestate.com.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically the Form 10K for the year ended December 31, 2008 and the Form 10-Q for the period ended September 30, 2009, for a more complete discussion of these risks and uncertainties. Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise